UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2007

eSpeed, Inc.

(Exact name of Company as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Company’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The information required by this Item 3.01 is set forth below in Item 8.01 and is incorporated by reference herein.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

The information required by this Item 4.02 is set forth below in Item 8.01 and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS

eSpeed Completes Evaluation of Accounting Policy

Company Plans to File 1Q2007 10-Q/A and FY2006 10-K/A and a

2Q2007 10-Q Within 5 Business Days

eSpeed, Inc., a leading developer of electronic marketplaces and related trading technology for the global capital markets, today announced that it has resolved the previously announced evaluation of its accounting policy. As a result, the Company expects to file within one business day a Form 10-K/A for the year ended December 31, 2006 and a Form 10-Q/A for the quarter ended March 31, 2007. eSpeed currently expects to file within five business days a Form 10-Q for the second quarter ended June 30, 2007.

On August 15, 2007, the Company, based on the recommendation of its management, after discussions with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, determined that the Company’s previously issued financial statements for the fiscal years ended December 31, 1999 through 2006 and for the fiscal quarter ended March 31, 2007 should no longer be relied upon and that a restatement of certain of those financial statements and related financial information and disclosures was required. The restatement relates to the Company’s previously disclosed evaluation of its accounting policy with respect to certain revenues and expenses related to a portion of the development of related party software covered under the Company’s Joint Services Agreement (the “JSA”) with Cantor Fitzgerald, L.P. eSpeed had accounted for certain fees paid by related parties for software development as revenue in the period when the cash was received. The Company has now concluded that some of these paid fees should have been deferred and recognized ratably over future periods. The principal effect of this restatement was an aggregate non-cash reduction to revenue and income of less than $4 million spread over the affected periods. The Company expects this deferred revenue and income of less than $4 million recorded through this adjustment will be recognized between June 30, 2007 and the closing of its proposed merger with BGC Partners, Inc. and its affiliates and the related termination of the JSA. The planed filings will reflect these restatements, and the Company believes that no further amended filings will be required.

“BGC and eSpeed combined are expected to have over $1.1 billion in revenue in 2008. This planned restatement is both highly technical and non-cash and does not involve any reduction in aggregate revenue or income for the combined company,” said Howard W. Lutnick, Chairman, Chief Executive Officer and President of eSpeed. “Now that this issue is resolved, we can finalize our proxy statement and move towards the completion of our highly-accretive proposed merger.”

In a related matter, on August 15, 2007, eSpeed received an expected Staff Determination notice from The Nasdaq Stock Market stating that because the Company was delayed in filing its Form 10-Q for the second quarter ended June 30, 2007, the Company was not in compliance with the timely filing requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) and that its Class A Common Stock was, therefore, subject to delisting from The Nasdaq Global Market. The Staff Determination notice is standard procedure when a Nasdaq-listed company is not timely in filing a periodic report. The Company expects to file its Form 10-Q for the second quarter of 2007 within five business days and, accordingly, believes that its deficiency with respect to Nasdaq Marketplace Rule 4310(c)(14) will be cured. In addition, the Company has also requested a hearing before a Nasdaq Listing Qualifications Panel to appeal the Staff Determination, which request has automatically stayed the delisting of the Company’s Class A Common Stock pending the Panel’s review and determination. The Company believes that its planned filing of its second quarter Form 10-Q will render the purpose for the hearing moot and that the Company will thus be entitled to the continued listing of its Class A Common Stock.

A copy of the Company’s press release dated August 21, 2007 with respect to this Item 8.01 and Items 3.01 and 4.02 set forth above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	eSpeed, Inc. press release dated August 21, 2007

Important Information

In connection with the proposed Merger of BGC Partners, Inc. and its affiliates with and into eSpeed, Inc. (the “Merger”), the Company intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: August 21, 2007	By:	/s/ Stephen M. Merkel
Stephen M. Merkel
Executive Vice President, General Counsel and Secretary